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                                                                    EXHIBIT 99.4

                         AMENDMENT TO RIGHTS AGREEMENT

     This Amendment, dated May 21, 2001, to that certain Rights Agreement, dated as of April 24, 1998 (the "Rights Agreement"), by and between Odetics, Inc., a Delaware corporation (the "Company") and Fleet National Bank (a.k.a. Bank Boston, N.A.) (the "Rights Agent"), is made by and between the Company and the Rights Agent and shall be effective as of the date hereof. Capitalized terms used herein without definition shall have the meanings given them in the Rights Agreement.

                                   Recitals
                                   --------

     A. The Board of Directors of the Company may amend the Rights Agreement at any time prior to the Distribution Date.

     B.  The Distribution Date has not occurred.

     C. The Board of Directors of the Company desires to amend the Rights Agreement as set forth below.

                                   Agreement
                                   ---------

     1. The Company and the Rights Agent hereby agree that the definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement is hereby amended in its entirety to read as follows (the amended language being emphasized below):

     "Acquiring Person" shall mean (i) any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall, as a result of a transaction or transactions not approved by a majority of the Continuing Directors, be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (1) the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.
     Notwithstanding the foregoing: (i) no Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the shares of Common Stock of the Company then out standing; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company (or, in the case of the members of the Investor Group, become the Beneficial Owner of any additional shares of Common Stock of the Company), then such Person shall be deemed to be an "Acquiring Person" hereunder; and (ii) if the Board of Directors of the Company determines (upon approval by a majority of the Continuing Directors (as such term is hereinafter defined)) in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), has become
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     such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" (as defined pursuant to the foregoing provisions of this paragraph (a)), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement.

     2. Except as amended above, the Rights Agreement shall continue in full force and effect.

     In witness whereof, the authorized representatives of the Company and the Rights Agent hereby execute this Amendment as of the date first written above.


ODETICS, INC.                               FLEET NATIONAL BANK

        /s/ JOEL SLUTZKY                           /s/ JOSHUA P. MCGINN
----------------------------------          ----------------------------------
By:   Joel Slutzky                          By:   Joshua P. McGinn
Its:  Chief Executive Officer               Its:  Senior Acct. Manager

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